Exhibit 5.1

September 18, 2026

Lakewood-Amedex Biotherapeutics Inc.

8031 Cooper Creek Blvd., Unit 103

University Park, Florida 34201

Re:	Registration Statement on Form S-1: Exhibit 5.1

Ladies and Gentlemen:

We have acted as counsel to Lakewood-Amedex Biotherapeutics Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale by the selling stockholder identified in the Registration Statement (the “Selling Stockholder”) of up to 4,512,400 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company issuable upon conversion of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the prospectus included therein; (ii) the Company’s Articles of Incorporation, as amended, as currently in effect; (iii) the Company’s Bylaws, as amended, as currently in effect; (iv) the Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada (the “Certificate of Designation”); (v) certain resolutions of the Board of Directors of the Company relating to the issuance of the Series C Preferred Stock and the filing of the Registration Statement; and (vi) such other documents, records, certificates, and instruments as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that there are no agreements or understandings between or among any of the parties to the documents examined by us that would modify the terms of the transactions contemplated thereby. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

Based on the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that the Shares, when issued upon conversion of the Series C Preferred Stock in accordance with the terms of the Certificate of Designation, will be duly authorized, validly issued, fully paid, and non-assessable.

The opinion expressed herein is limited to the federal laws of the United States, the laws of the State of New York, and the Nevada Revised Statutes, and we express no opinion with respect to the laws of any other jurisdiction. We express no opinion as to compliance with any federal or state securities or blue sky laws, including the securities laws of the State of Nevada.

This opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP